EXHIBIT 21

                                  SUBSIDIARIES

                                                                  PERCENTAGE
                                      JURISDICTION OF              OWNED BY
SUBSIDIARIES                           INCORPORATION              REGISTRANT
------------                           -------------              ----------

Lytton Incorporated                      Ohio                       100%

Techdyne (Scotland) Ltd.                 Scotland                   100%

Techdyne Livingston Limited              Scotland                   100%